OMNIBUS AMENDMENT NO. 3
AMENDMENT NO. 3 TO RECEIVABLES SALE AGREEMENTS AND AMENDMENT NO. 11 TO SECOND
AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
          THIS OMNIBUS AMENDMENT NO. 3, dated as of April 29, 2009 (this “Amendment”), is by and among:
     (a) Tenneco Automotive RSA Company, a Delaware corporation (“Seller”),
     (b) The Pullman Company, a Delaware corporation (“Pullman”),
     (c) Tenneco Automotive Operating Company Inc., a Delaware corporation, as initial Servicer (“Tenneco Operating” and, together with Seller and Pullman, the “Companies”),
     (d) Falcon Asset Securitization Company LLC, a Delaware limited liability company as assignee of Jupiter Securitization Company LLC (“Falcon” or a “Conduit”), and Liberty Street Funding LLC, a Delaware limited liability company formerly known as Liberty Street Funding Corp., a Delaware corporation (“Liberty Street” or a “Conduit”),
     (e) The Bank of Nova Scotia, a Canadian chartered bank acting through its New York Agency, individually (together with Liberty Street, the “Liberty Street Group”), and in its capacity as agent for the Liberty Street Group (a “Co-Agent”), and
     (f) JPMorgan Chase, N.A., individually (the “Falcon Committed Purchaser” and, together with Falcon, the “Falcon Group”), in its capacity as agent for the Falcon Group (a “Co-Agent”), and in its capacity as administrative agent for the Falcon Group, the Liberty Street Group and each Co-Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”and, together with each of the Co-Agents, the “Agents”).
WITNESSETH:
     WHEREAS, Tenneco Operating and Seller are parties to that certain Receivables Sale Agreement, dated as of October 31, 2000, between Tenneco Operating, as seller, and Seller, as purchaser, and Pullman and Seller are parties to that certain Receivables Sale Agreement, dated as of December 27, 2000, between Pullman, as seller, and Seller, as purchaser, as heretofore amended (collectively, the “Receivables Sale Agreements”);

     WHEREAS, Seller, Tenneco Operating, the Liberty Street Group, the Falcon Group and the Agents are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of May 4, 2005, as heretofore amended (the “Receivables Purchase Agreement” and, together with the Receivable Sale Agreements, the “Agreements”);
     WHEREAS, pursuant to the Receivables Sale Agreements, the Originators have sold, assigned, transferred, set-over and otherwise conveyed to the Seller, and the Seller has acquired from the Originators, certain Receivables arising in connection with the sale of goods or the rendering of services by the Originators to, and the obligation to pay any Finance Charges by, General Motors Corporation, Chrysler LLC and its/their respective Subsidiaries (the “Reassignment Receivables”), all Related Security with respect to such Reassignment Receivables and all Collections with respect to, and other proceeds of, such Reassignment Receivables (collectively, the “Reassignment Assets”);
     WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller has sold, assigned, transferred and conveyed all of the Seller’s right, title and interest in and to the Reassignment Assets;
     WHEREAS, the Seller has requested that the Purchasers sell, assign, transfer and reconvey all of their right, title and interest in such Reassignment Assets;
     WHEREAS, each of the Purchasers on the terms and conditions set forth herein, agrees to sell, assign, transfer and reconvey all of its right, title and interest in and to all of the Reassignment Assets;
     WHEREAS, the Originators have requested that they be permitted to purchase the Reassignment Assets, and the Seller desires to sell, assign, transfer and reconvey to the Originators such Reassignment Assets; and
     WHEREAS, the parties wish to amend the Agreements on the terms and subject to the conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Agreements.

          2. Amendments.
          2.1. The following definition in the Receivables Purchase Agreement (and as incorporated by reference in the Receivables Sale Agreements) is hereby amended and restated in its entirety to read as follows:
     “Receivable” means all indebtedness and other obligations owed to Seller or an Originator (at the time it arises, and before giving effect to any transfer or conveyance under a Receivables Sale Agreement or hereunder) or in which Seller or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator and the obligation to pay any Finance Charges with respect thereto; provided, however, in no event shall the term “Receivable” include any such indebtedness or obligations (i) owed by any Subsidiary of Tenneco Automotive at any time, (ii) owed by Delphi Corporation or any of its Subsidiaries if originated on or prior to October 9, 2005; or (iii) owed by General Motors Corporation, Chrysler LLC or any of their respective Subsidiaries. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.
          2.2. Notwithstanding Amendment No. 1, Amendment No. 4 and Amendment No. 8 to the Receivables Purchase Agreement, the Seller, the Purchasers and the Agent hereby agree that their business understanding was that the Commitment Fee and Unused Fee (in each case, under and as defined in the then applicable Fee Letter) for each Group was to be computed on an amount equal to 102% of that Group’s respective Percentage of the Purchase Limit.
          3. Reassignment of Assets.
          3.1 Subject to the Seller’s receipt of fair market value as determined by the parties (the “Transfer Price”) in accordance with the terms hereof and the Seller’s and Tenneco Operating’s agreements in Section 3.2 below, each of the Purchasers does hereby sell, assign, transfer and reconvey to the Seller without recourse, representation or warranty (other than the absence of any adverse claim created by it) all of its right, title and interest in and to the Reassignment Assets. The Seller hereby agrees that except as set forth above the Seller shall have no recourse against the Agents or the Purchasers with respect to the Reassignment Assets.
          3.2 Each of the Seller and Tenneco Operating, as servicer, agrees to hold the Transfer Price in accordance with the provisions of the Receivables Purchase Agreement relating to Collections and to apply the Transfer Price as Collections for purposes of the Receivables

Purchase Agreement on the date hereof (which application may be on a net, non-cash basis) and the Agents and Purchasers agree to such application.
          3.3 Subject to the Seller’s receipt of the Transfer Price, the Seller does hereby sell, assign, transfer and reconvey to each of the Originators, as applicable, without recourse, representation or warranty, for the Transfer Price, all of the Seller’s right, title and interest in and to the Reassignment Assets, in each case to the Originator who initially sold, transferred, assigned and/or contributed such Reassignment Assets. Each of the Agents and Purchasers hereby consent to such sale, assignment, transfer and reconveyance.
          3.4 Each party hereto agrees that, at any time and from time to time, upon the written request of any other party hereto, it will execute, authorize and deliver such further documents and do such further acts and things as the requesting party may reasonably request in order to effect the purposes of this Section 3.
          4. Certain Representations. In order to induce the Agents and the Purchasers to enter into this Amendment, each of the Companies hereby represents and warrants to the Agents and the Purchasers that, both before and after giving effect to the amendments contained in Section 2 hereof, (a) no Amortization Event or Potential Amortization Event exists and is continuing as of the Effective Date (as defined in Section 5 below), (b) each of the Agreements to which such Company is a party, as amended hereby, constitutes the legal, valid and binding obligations of such Company enforceable against such Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law and (c) each of such Company’s representations and warranties contained in each of the Agreements to which it is a party is true and correct as of the Effective Date as though made on such date (except for such representations and warranties that speak only as of an earlier date).
          5. Effective Date. This Amendment shall become effective as of the date first above written (the “Effective Date”) upon (a) receipt by the Administrative Agent of counterparts of this Amendment, duly executed by each of the parties hereto, and consented to by the Performance Guarantor in the space provided below, (b) receipt by the Administrative Agent of an opinion of the Originators’ counsel confirming that the reconveyance of the Reassignment Assets contemplated by Section 3 above will not change the conclusions reached in the true sale and substantive non-consolidation opinions rendered by Mayer, Brown & Platt on October 31, 2000 and December 27, 2000, (c) receipt by the Co-Agent for the Falcon Group of an Aggregate Reduction in the amount $9,184,000, which constitutes the ratable portion of the Transfer Price payable to the Falcon Group and (d) receipt by the Co-Agent for the Liberty Street Group of an Aggregate Reduction in the amount $7,216,000, which constitutes the ratable portion of the Transfer Price payable to the Liberty Street Group. The parties hereto acknowledge and agree that the payment of such Aggregate Reductions on the date hereof shall satisfy the application of the Transfer Price as Collections as provided in Section 3.2 above.
          6. Ratification. Except as expressly modified hereby, each of the Agreements, as amended hereby, is hereby ratified, approved and confirmed in all respects.

          7. Reference to Agreement. From and after the Effective Date hereof, each reference in the Agreements to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreements in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreements, as amended by this Amendment.
          8. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agents, which attorneys may be employees of an Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.
          9. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
          10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
FALCON ASSET SECURITIZATION COMPANY LLC
By:JPMorgan Chase Bank, N.A., its Attorney-in-fact

By: Name:	/s/ John M. Kuhns John M. Kuhns
Title:	Executive Director
JPMORGAN CHASE BANK, N.A., as a Committed Purchaser, as Falcon Agent and as Administrative Agent

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Executive Director
LIBERTY STREET FUNDING LLC

By:	/s/ Jill A. Russo

Name:	Jill A. Russo
Title:	Vice President
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THE BANK OF NOVA SCOTIA, as a Committed Purchaser and as Liberty Street Agent

By:	/s/ J. Alan Edwards
Name:	J. ALAN EDWARDS
Title:	MANAGING DIRECTOR
[SIGNATURE PAGE TO OMNIBUS AMENDMENT #3]

TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	President
TENNECO AUTOMOTIVE OPERATING COMPANY INC.,
a Delaware corporation

By:	/s/ Gary Silha
Name:	Gary Silha
Title:	Assistant Treasurer
THE PULLMAN COMPANY,
a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	Vice President — Treasurer & Tax
By its signature below, the undersigned hereby consents to the terms of the foregoing Amendment and hereby confirms that its Performance Undertaking remains unaltered and in full force and effect:
TENNECO INC., a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	Vice President — Treasurer & Tax
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